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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004 (May 13, 2004)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On May 13, 2004, the Company announced that it has terminated its previously announced offer to purchase and consent solicitation for any and all of its outstanding 10 3/4% Senior Subordinated Notes due 2008. A copy of the press release announcing the termination of the offer to purchase and consent solicitation is attached hereto as Exhibit 99.1.

        On May 13, 2004, the Company also announced that it has withdrawn its previously announced planned private offering of notes. A copy of the press release announcing the withdrawal of the offering is attached hereto as Exhibit 99.2.

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation
By:	/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: May 14, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Samsonite Corporation on May 13, 2004.
99.2	Press Release issued by Samsonite Corporation on May 13, 2004.

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  ITEM 5. Other Events.
Signatures
INDEX TO EXHIBITS